UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2011

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2011 AOL Inc. Annual Bonus Plan

On January 26, 2011, the Board of Directors (the “Board”) of AOL Inc. (the “Company”) approved the material terms of the 2011 AOL Inc. Annual Bonus Plan (the “ABP”). The ABP is a cash-based incentive plan in which eligible employees, including our Named Executive Officers, may participate. Employees eligible to participate in any of our other incentive plans, such as a sales or commission plan, are not eligible to participate in the ABP. For our Named Executive Officers, target incentive payments under the ABP will be based 75% on Company performance—adjusted operating income before depreciation (“Adjusted OIBDA”) and cash provided by continuing operations, less capital expenditures, principal payments on capital leases and product development costs (“Free Cash Flow”)—and 25% on individual performance. For the Company performance component, 70% will be based on Adjusted OIBDA and the remaining 30% will be based on Free Cash Flow. For employees other than our Named Executive Officers, the ABP sets forth the performance components that we will use to determine each employee’s target incentive payment. At the beginning of each plan year, upon the recommendation of management, the Compensation Committee of the Board (the “Compensation Committee”) approves the annual individual performance metrics for our Named Executive Officers. The individual performance component is based on the employee’s overall performance rating in his or her annual review. Based on their performance rating, certain employees will be eligible to receive an additional discretionary amount. The annual target incentive under the ABP for each employee is reflected as a percentage of base salary unless the annual target incentive is governed by an employment agreement. Bonuses will be paid by no later than March 15, 2012. Participants must be employed by the Company at the time of payout to be eligible to receive a bonus. In the event of an employee’s death, the employee’s beneficiaries will receive a pro rata incentive payment based on the number of days the employee spent in an ABP-eligible position during the applicable plan year.

Award to Chief Financial and Administrative Officer

On January 25, 2011, the Compensation Committee, in connection with its annual compensation review, approved the grant of a cash bonus award to the Company’s Chief Financial and Administrative Officer, Arthur Minson. The cash bonus award is in the aggregate amount of $2,253,125 of which $1,753,125 is pursuant to the 2010 AOL Inc. Annual Bonus Plan and $500,000 is pursuant to a discretionary bonus pool under which the Company’s Chief Executive Officer, with the approval of the Compensation Committee, made cash bonus awards in recognition of exceptional performance to members of Company management having a title of Executive Vice President or higher. In approving the grant of the discretionary cash bonus award to Mr. Minson, the Compensation Committee recognized Mr. Minson’s leadership and superior performance on major corporate initiatives and transactions in 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Julie Jacobs
	Name:	Julie Jacobs
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: January 28, 2011

3